Exhibit 10.3

EXCHANGE AGREEMENT

          This Exchange Agreement is entered into this January 23, 2006 by and between Lightyear PBI Holdings, LLC, a Delaware limited liability company (“Investor”), and Private Business, Inc., a Tennessee corporation (“Company”).

          WHEREAS, Investor and Company entered into that certain Securities Purchase Agreement, dated December 9, 2005, pursuant to which Investor purchased from Company and Company sold to Investor (i) a $10 million aggregate principal amount Senior Subordinated Note of Company due December 9, 2010 (the “Note”), and (ii) certain warrants to purchase shares of Company common stock pursuant to a Warrant Agreement (the “Warrant Agreement”);

          WHEREAS, pursuant to the Warrant Agreement, Company issued to Investor a warrant to purchase up to 1,893,940 shares of Company common stock, exercisable beginning on December 9, 2005 until January 20, 2014 (“Warrant W-2”) and a warrant to purchase up to 1,893,939 shares of Company common stock, exercisable beginning on June 9, 2007 until January 20, 2014 (“Warrant W-3” and, together with Warrant W-2, the “Warrants”);

          WHEREAS, Company is entering into a credit agreement with Bank of America (the “Bank of America Credit Facility”);

          WHEREAS, as a condition to Bank of America entering into the Bank of America Credit Facility, the Note is required to be exchanged for an equity interest in Company;

          WHEREAS, Investor and Company now desire that Investor exchange the Note for 10,000 shares of Series C preferred stock, no par value, of Company (the “Series C Shares”), and amend and restate the terms of the Warrant Agreement and the Warrants;

          WHEREAS, Investor is the holder of certain shares of the Company’s Series A preferred stock, no par value (the “Series A Preferred Stock”) which entitle the holder thereof to certain cash dividend payments;

          WHEREAS, Company previously negotiated the right to make payment in kind in lieu of cash dividends payable during calendar year 2006 on the Series A Preferred Stock held by Investor; and

          WHEREAS, the parties desire to reaffirm this right and further describe the rights and obligations of the parties with respect thereto.

          NOW, THEREFORE, intending to be legally bound, the undersigned have agreed as follows:

          1.          Definitions.   For all purposes of this Exchange Agreement, certain capitalized terms shall have the meanings set forth in that Exhibit A attached hereto, except as otherwise expressly provided herein.

          2.          Exchange.   Effective upon the Closing (as defined below):

                       (a)          Investor shall surrender to Company the Note for cancellation, and Company shall issue and deliver to Investor the Series C Shares;

                       (b)          Investor and Company shall enter into that certain amended and restated Warrant Agreement in the form attached hereto as Exhibit B (the “Amended Warrant Agreement”); and

                       (c)          Investor shall surrender to Company the Warrants for cancellation, and Company shall deliver to Investor the amended Warrants in the forms attached hereto as Exhibit C and Exhibit D (the “Amended Warrants”).

                      The closing (the “Closing”) of the transactions contemplated by this Exchange Agreement shall take place at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., 315 Deaderick Street, Suite 1800, Nashville, TN, concurrently with the closing of the Bank of America Credit Facility.  Prior to the Closing, Company shall adopt the Series C Preferred Stock Designations of Preferences in the form attached hereto as Exhibit E (the “Series C Designations”).  The Note and the Warrants shall be cancelled at Closing, and all continuing obligations, covenants and responsibilities referred to therein shall terminate as of such date.

          3.          Payment In Kind.   Investor hereby reaffirms, agrees and acknowledges that, in lieu of receiving payment in cash of any of the scheduled quarterly cash dividend payments declared under the Company’s Series A Preferred Stock on each of April 1, 2006 (which dividend shall include the amounts payable under deferred January 1, 2006 dividend payment), July 1, 2006, October 1, 2006, and January 1, 2007, Investor will, if so determined by the disinterested directors of Company and such disinterested directors make a similar determination to pay dividends in kind with respect to the Series C Shares, receive additional shares of Series A Preferred Stock having an aggregate Series A Liquidation Payment (as defined in the Series A Designations defined below) equal to such scheduled quarterly cash dividend and warrants to purchase the number of shares of Company common stock equal to such scheduled quarterly cash dividend divided by $1.32 per share and at an exercise price of $1.32 per share.  Such payment in kind is further described in the Amended and Restated Series A Preferred Stock Designations of Preferences in the form attached hereto as Exhibit F (the “Series A Designations”), which Series A Designations shall be adopted by Company at Closing.  The warrants to be so issued will be subject to the warrant agreement entered into by Investor and Company on January 20, 2004 and will be certificated in the form attached thereto.  Investor further agrees and acknowledges that, in lieu of receiving payment in cash of any of the scheduled quarterly cash dividend payments declared under the Company’s Series C Preferred Stock on any of April 1, 2006, July 1, 2006, October 1, 2006, January 1, 2007, April 1, 2007, July 1, 2007, October 1, 2007, or January 1, 2008, Investor will, if so determined by the disinterested directors of Company and such disinterested directors make a similar determination to pay dividends in kind with respect to the Series A Preferred Stock, receive additional shares of

Series C Preferred Stock having an aggregate Series C Liquidation Payment (as defined in the Series C Designations) equal to such scheduled quarterly cash dividend (as adjusted below); provided, however, that: (a) with respect to any payment in kind elected by Company for the dividend payments due on April 1, 2006 or July 1, 2006 the quarterly dividend payment shall be calculated assuming that the annual dividend rate on the Series C Shares was 12%; and (b) with respect to any payment in kind elected by Company for the dividend payments due on October 1, 2006, January 1, 2007, April 1, 2007, July 1, 2007, October 1, 2007, or January 1, 2008 the quarterly dividend payment shall be calculated assuming that the annual dividend rate on the Series C Shares was 14%.  For purposes of clarification, the aforementioned adjustments to the dividend rate for purposes of calculating the quarterly dividend payment shall not apply to the calculation of the Series C Liquidation Payment assigned to the Series C Shares issued as payment for such dividend payment.

          4.          Representations and Warranties of Company.

                       Company hereby represents and warrants to Investor as of the date hereof:

                       (a)          Organization and Standing.   Company and each of its subsidiaries (collectively, the “PBiz Companies”) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite corporate power and authority to own, operate and lease its respective Assets and to carry on its respective business as currently conducted.  Company has all requisite power and authority to execute and deliver this Exchange Agreement, the Series C Shares, the Amended Warrant Agreement, and the Amended Warrants and to carry out the transactions contemplated hereby and thereby.  Each PBiz Company is duly qualified to conduct business as a foreign corporation and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                       (b)          Authorization; No Conflict; Enforcement.

                                     (i)          The execution, delivery and performance by Company of this Exchange Agreement, the Series C Shares, the Amended Warrant Agreement, and the Amended Warrants, the fulfillment of and compliance by Company with the respective terms and provisions hereof and thereof, and the consummation by Company of the transactions contemplated hereby and thereby have been (or upon delivery will be) duly authorized by all necessary corporate action (which authorization has not been modified or rescinded and is in full force and effect) and, do not and will not: (i) conflict with, or violate any provision of any Law or any provision of the certificate of incorporation or bylaws of any PBiz Company; (ii) conflict with, or result in any breach of, or constitute a default by any PBiz Company under any Material Agreement to which any PBiz Company is a party or by which it or any of its Assets may be bound; or (iii) result in or require the creation or imposition of or result in the acceleration of any indebtedness, or of any Encumbrance of any nature upon, or with respect to, any PBiz Company or any of the Assets now owned or hereafter acquired by any PBiz Company.  This Exchange Agreement, the Series C Shares, the Amended Warrant Agreement, and the Amended Warrants constitute valid and binding obligations of Company, enforceable against Company in accordance with their terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and general principles of equity.

                                     (ii)          No approval, authorization, consent, order, filing, registration or notification is required to be obtained by any of the PBiz Companies from, or made or given by any of the PBiz Companies to, any Governmental Authority or any other Person in connection with the execution, delivery and performance of this Exchange Agreement, the Series C Shares, the Amended Warrant Agreement, and the Amended Warrants or the consummation of the transactions contemplated hereby or thereby, other than such consents or approvals as have been duly obtained and are in full force and effect.

                       (c)          Capitalization.

                                     (i)          The authorized capital stock of Company consists of 120,000,000 shares, consisting of (a) 20,000,000 shares of preferred stock, without par value (the “Preferred Stock”), and (b) 100,000,000 shares of Common Stock, without par value.  As of the date hereof, (i) 20,000 shares of Series A Preferred Stock, without par value (the “Series A Stock”) were issued and outstanding, all of which shares were duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, (ii) 40,032 shares of Series B Preferred Stock, without par value (the “Series B Stock”) were issued and outstanding, all of which shares were duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, (iii) 15,633,581 shares of Common Stock were issued and outstanding, all of which shares were duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, (iv) 97,271 shares of Common Stock were held in the treasury of Company, (v) an aggregate of 5,361,933 shares of Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding stock options (the “Stock Options”) (of which 1,785,004 shares were in respect of vested or exercisable options), (vi) 16,000,000 shares of Common Stock were reserved for issuance and issuable upon, or otherwise deliverable in connection with, the exercise of the warrants issued to the Investor on January 20, 2004 (the “Existing Warrants”); and (vii) 1,893,940 and 1,893,939 shares of Common Stock were reserved for issuance and issuable upon, or otherwise deliverable in connection with, the exercise of Warrant W-2 and Warrant W-3, respectively.  All of the shares of Common Stock which may be issued pursuant to the Stock Options will be, when issued in exchange for the applicable exercise price thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive (or similar) rights.  Except (i) as set forth above, (ii) as a result of the exercise of Stock Options outstanding as of the date hereof and referred to above and (iii) up to 79,780 shares of Common Stock pursuant to the Private Business, Inc. 2000 Employee Stock Purchase Plan, there are outstanding (a) no shares of capital stock or other voting securities of Company, (b) no securities of Company convertible into or exercisable or exchangeable for shares of capital stock or voting securities of Company, (c) no options, warrants or other rights to acquire from Company, and no obligation of Company to issue, any capital stock, voting securities or securities convertible into or exercisable or exchangeable for capital stock or voting securities of Company and (d) no equity equivalents, interests in the ownership or earnings of Company (including earn-outs or similar rights) or other similar rights (the shares, securities and other rights referred to in clauses (a), (b), (c) and (d), collectively, “Company Securities”). Except for the Stock Options and Existing Warrants referred to above, (x) there are no outstanding obligations of Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or any voting or equity securities or interests of any subsidiary of Company, (y) there is no voting trust or other agreement or understanding to which Company or any of its subsidiaries is a party or is bound with respect to the voting of the capital stock or other voting securities of Company of any of its subsidiaries and (z) there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Company or any of its subsidiaries to which Company or any of its subsidiaries is a party.

                                     (ii)          Each of the outstanding shares of capital stock of each of Company’s subsidiaries is duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive (or similar) rights, and all such shares are owned by Company or another direct or indirect wholly owned subsidiary of Company free and clear of all Encumbrances of any nature whatsoever.  There are outstanding (a) no securities of Company or any of its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of any subsidiary of Company, (b) no options, warrants or other rights to acquire from Company or any of its subsidiaries, and no obligation of Company or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any subsidiary of Company and (c) no equity equivalents, interests in the ownership or earnings of any subsidiary of Company or other similar rights.  There are no outstanding contractual obligations of Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of any subsidiary or to provide funds to or make any investment in any such subsidiary or any other entity.  Company has the ability to effect any action requiring the approval of the shareholders of any subsidiary of Company and to designate all of the members of the board of directors of each subsidiary of Company.

                       (d)          Compliance with Law; Approvals.   The business of each PBiz Company has been and is presently being conducted in all material respects in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances.  Each PBiz Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                       (e)          Status of Shares.  When issued in accordance with this Exchange Agreement, the Series C Shares and the Amended Warrants to be issued to Investor, together with any Series A Shares, Series C Shares, and warrants that may be issued in connection with the Company’s exercise of the payment in kind described in Section 3 hereof (the “PIK Warrants”), will be duly authorized by all necessary corporate action on the part of Company, and will be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all Encumbrances except as expressly set forth in the Series A Designations, the Series C Designations, the Amended Warrants, the Warrant Agreement, the terms of the PIK Warrants, or the warrant agreement entered into between Company and Investor on January 20, 2004.  The shares of Common Stock issuable upon exercise of the Amended Warrants have been duly authorized by all necessary corporate action on the part of Company and such shares of Common Stock have been validly reserved for issuance, and when issued upon exercise in accordance with the Amended Warrants will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all Encumbrances except for restrictions on transfer under applicable federal and state securities laws.  The shares of Common Stock issuable upon exercise of the PIK Warrants will be duly authorized by all necessary corporate action on the part of Company and such shares of Common Stock will be validly reserved for issuance, and when issued upon exercise in accordance with the PIK Warrants will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all Encumbrances except for restrictions on transfer under applicable federal and state securities laws.

                       (f)          Offering of Shares.   Assuming the accuracy of the representations and warranties of the Investor set forth in Article 5 hereof, the offer and sale of the Amended Warrants to Investor and the exchange of the Note for the Series C Shares are exempt from the registration and prospectus delivery requirements of the Securities Act.  Neither Company nor anyone acting on its behalf has taken or will take any action (including any offering of any securities of Company under circumstances that would require the integration of such offering with the offering of the Amended Warrants under the Securities Act and the rules and regulations of the Commission thereunder) that would subject the offering, issuance and sale of the Amended Warrants the exchange of the Note for the Series C Shares to the registration requirements of the Securities Act.

                       (g)          Vote Required.   Except for the vote of the Investor as the holder of the Series A Preferred Stock, which vote is hereby granted by Investor’s execution of this Exchange Agreement, no vote of the holders of any class or series of the Company’s capital stock is necessary, whether under applicable Law, the rules and regulations of the Nasdaq National Market or the Nasdaq Small Cap Market, or otherwise, to approve this Exchange Agreement and the transactions contemplated hereby, including the issuance and terms of the Amended Warrants.

                       (h)          General Solicitation; No Integration.   Neither Company nor any other Person or entity authorized by Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Amended Warrants or the Series C Stock.  Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Amended Warrants issued pursuant to this Exchange Agreement.

                       (i)          Disclosure.   No representation or warranty by Company in this Exchange Agreement contains any untrue or misleading statement of a material fact or omits any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.

          5.          Representations and Warranties of Investor

                       (a)          Organization and Standing.   Investor is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization and has the full and unrestricted power and authority to carry on its business as currently conducted, to enter into this Exchange Agreement and to carry out the transactions contemplated hereby.

                       (b)          Authorization.   The execution, delivery and performance by Investor of this Exchange Agreement, the Amended Warrant Agreement, the Amended Warrants, and all transactions contemplated hereby and thereby, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation by Investor of the transactions contemplated hereby and thereby has been duly authorized, (which authorization has not been modified or rescinded and is in full force and effect), and will not: (a) conflict with, or violate any provision of, any term or provision of Investor’s governing documents or (b) conflict with, or result in any breach of, or constitute a default under, any material agreement to which Investor is a party or by which Investor is bound.  No other corporate or shareholder action is necessary for Investor to enter into this Exchange Agreement, the Amended Warrant Agreement, the Amended Warrants, and to consummate the transactions contemplated hereby and thereby.

                       (c)          Binding Obligation.   This Exchange Agreement constitutes a valid and binding obligation of Investor, enforceable in accordance with its terms.  The Amended Warrant Agreement, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of Investor, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and general principles of equity.

                       (d)          No Registration Under the Securities Act.   Investor understands that the Series A Shares, the Series C Shares, and the Amended Warrants to be purchased by it pursuant to the terms of this Exchange Agreement and the Common Stock of Company for which the Amended Warrants are exercisable have not been registered under the Securities Act or any state securities law and will be issued, in reliance upon exemptions contained in the Securities Act or interpretations thereof and in the applicable state securities laws, and cannot be offered for sale, sold or otherwise transferred unless the Series A Shares, the Series C Shares, and the Amended Warrants being acquired hereunder or the Common Stock of Company for which the Amended Warrants are exercisable subsequently are so registered or qualify for exemption from registration under the Securities Act.

                       (e)          Acquisition for Investment.   The Series A Shares, the Series C Shares, and the Amended Warrants are being acquired under this Exchange Agreement by Investor in good faith solely for its own account, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act.  The Series A Shares, the Series C Shares, and the Amended Warrants and the Common Stock issuable upon exercise of the Amended Warrants will not be offered for sale, sold or otherwise transferred by Investor without either registration or exemption from registration under the Securities Act and any applicable state securities laws.

                       (f)          Evaluation of Merits and Risks of Investment.   Investor has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Series A Shares, the Series C Shares, and the Amended Warrants being acquired hereunder.  Investor is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.  Investor understands and is able to bear any economic risks associated with such investment (including the necessity of holding the Series A Shares, the Series C Shares, and the Amended Warrants for an indefinite period of time, inasmuch as the Series A Shares, the Series C Shares, and the Amended Warrants have not been registered under the Securities Act).

                       (g)          Additional Information.   Investor acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning Company and to obtain additional information that it has requested to verify the accuracy of the information contained herein.

                       (h)          Legend.

(i) The certificates evidencing the Series A Shares, the Series C Shares, and the Common Stock issuable upon exercise of the Amended Warrants will bear a legend substantially similar to the following:

The shares represented by this certificate have not been registered under the Securities Act of 1933 (the “Act”) or state securities laws and cannot be offered, sold or otherwise transferred in the absence of registration or the availability of an exemption from registration under the Act and regulations promulgated thereunder and applicable state securities laws.

(ii) The Amended Warrant Agreement evidencing the Amended Warrants will bear a legend substantially similar to the following:

This warrant has not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws and may not be offered, sold or otherwise transferred, pledged or hypothecated, nor will any assignee or endorsee hereof be recognized as an owner or holder hereof by Company for any purpose in the absence of registration or the availability of an exemption from registration under the Act and regulations promulgated thereunder and applicable state securities laws. Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents, and to obtain such consents, as may be necessary or as may be reasonably requested by the other party hereto in order to fully effectuate the purposes, terms and conditions of this Exchange Agreement.

          6.          Deliveries at Closing

                        (a)          Deliveries by Company to Investor at the Closing.   At the Closing, Company shall deliver to Investor the following:

(i) an executed copy of this Exchange Agreement and the Warrant Agreement;

(ii) the Series C Shares;

                           (iii)        a certified copy of the resolutions adopted by the Board of Directors, by a committee of the Board of Directors consisting of the disinterested members of the Board of Directors authorizing the transactions contemplated by this Exchange Agreement;

(iv) an opinion of Harwell Howard Hyne Gabbert & Manner, P.C., counsel for Company, to the effect and substantially in the form of Exhibit E;

(v) certified copy of the Charter and Bylaws of Company; and

                           (vi)       a certificate of existence as of a date not more than ten days prior to the Closing Date issued by the Secretary of State of the State of Tennessee evidencing that Company is in good standing under the laws of the State of Tennessee.

                        (b)          Deliveries by the Investor to Company at the Closing.  At the Closing, the Investor shall deliver to Company the following:

(i) an executed copy of this Exchange Agreement and the Warrant Agreement; and

(ii) the Note and the Warrants.

          7.          Miscellaneous

                        (a)          Additional Actions and Documents.   Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents, and to obtain such consents, as may be necessary or as may be reasonably requested by the other party hereto in order to fully effectuate the purposes, terms and conditions of this Exchange Agreement.

                        (b)          Indemnification by Company.   The Company agrees to indemnify and hold harmless Investor and its Affiliates and their respective officers, directors, employees, advisors, and agents (each, an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities to which any such indemnified person may become subject arising out of or in connection with this Exchange Agreement, the Series C Shares, the Amended Warrant Agreement, the Amended Warrants, the use of the proceeds thereof, or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for any legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided, however, that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found by a final, non-appealable judgment of a court to arise from the willful misconduct or gross negligence of an Indemnified Person.

                        (c)          Fees and Expenses.   Company shall pay the expenses incident to this Exchange Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements, provided, however, that Company shall not be obligated to pay such expenses of Investor in excess of $50,000.

                        (d)          Assignment.   Investor shall have the right to assign its rights and obligations under this Exchange Agreement, in whole or in part, to an Affiliate or to designate any Affiliate (to the extent permitted by Law) to receive directly the Series C Shares or the Amended Warrants to be purchased hereunder or to exercise any of the rights of Investor, or to perform any of its obligations.  Company shall not assign its rights and obligations under this Exchange Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of Investor, and any such assignment contrary to the terms hereof shall be null and void and of no force and effect.  In no event shall the assignment by Company or Investor of its rights or obligations under this Exchange Agreement release Company or Investor from their respective liabilities and obligations hereunder.

                        (e)          Entire Agreement; Amendment.   This Exchange Agreement and the Exhibits referred to herein or furnished pursuant hereto, the Securityholders Agreement and the Amended Warrant Agreement constitute the entire agreements between the parties hereto with respect to the transactions contemplated herein, and they supersede all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.  No amendment, modification or discharge of this Exchange Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification, or discharge is sought.

                        (f)          Waiver.   No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Exchange Agreement, the Series C Shares, the Amended Warrant Agreement, the Amended Warrants, or any other agreement or document given pursuant to or in connection with this Exchange Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein.  No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege.  No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

                        (g)          Severability.   If any part of any provision of this Exchange Agreement or any other agreement or document given pursuant to or in connection with this Exchange Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Exchange Agreement.

                        (h)          Governing Law.   This Exchange Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the state of New York.

                        (i)          Jurisdiction; No Jury Trial.   Each of the parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the federal courts located in the State of New York, for any actions, suits or proceedings arising out of or relating to this Exchange Agreement and the transactions contemplated hereby (and each of the parties agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth above shall be effective service of process of any action, suit or proceeding brought against it in any such court.  Each of the parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Exchange Agreement or the transactions contemplated hereby in such federal courts as aforesaid and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Exchange Agreement and for any counterclaim therein.

                        (j)          Notices.   All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Exchange Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                                     If to Company:

                                                 Private Business, Inc.
                                                 9020 Overlook Boulevard, Suite 300
                                                 Brentwood, Tennessee  37027
                                                 Attention:  G. Lynn Boggs
                                                 Facsimile:  (615) 565-3177

                                     with a copy (which shall not constitute notice) to:

                                                 Harwell Howard Hyne Gabbert & Manner, P.C.
                                                 315 Deaderick Street, Suite 1800
                                                 Nashville, TN 37238-1800
                                                 Attention: David Cox
                                                 Facsimile:  (615) 251-1056

                                     If to Investor:

                                                 c/o The Lightyear Fund, L.P.
                                                 375 Park Avenue, 11th Floor
                                                 New York, New York 10152
                                                 Attention: Lori J. Forlano
                                                 Facsimile: (212) 328-0516

                                     with a copy (which shall not constitute notice) to:

                                                 Simpson Thacher & Bartlett LLP
                                                 425 Lexington Avenue
                                                 New York, New York 10017
                                                 Attention:  Caroline B. Gottschalk
                                                 Facsimile: (212) 455-2502

          Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent.  Each notice, demand, request, or communication that shall be hand delivered, sent, mailed, faxed in the manner described above, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt or the delivery receipt being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

                        (k)          Headings.   Section headings contained in this Exchange Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Exchange Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

                        (l)          Execution in Counterparts.   To facilitate execution, this Exchange Agreement may be executed in as many counterparts as may be required.  It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all Persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the Persons required to bind any party, appear on one or more of the counterparts.  All counterparts shall collectively constitute a single Exchange Agreement.  It shall not be necessary in making proof of this Exchange Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

                        (m)          Binding Effect.   Subject to any provisions hereof restricting assignment, this Exchange Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.  Whenever statements as to enforceability are made in this Exchange Agreement, it is acknowledged and agreed that such enforceability may be limited by insolvency, bankruptcy, moratorium, or similar laws, rules and regulations affecting creditors’ rights generally and by general principles of equity.

                        (n)          No Third-Party Beneficiaries.   Nothing in this Exchange Agreement will be construed as giving any Person, other than the Parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Exchange Agreement or any provision hereof.

                        (o)          Specific Performance.   The parties agree that irreparable damage would occur in the event that any of the provisions of this Exchange Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Exchange Agreement and to enforce specifically the terms and provisions of this Exchange Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Exchange Agreement, or have caused this Exchange Agreement to be duly executed on their behalf, as of the day and year first above written.

PRIVATE BUSINESS, INC.

By:	/s/ G. Lynn Boggs

Name:	G. Lynn Boggs
Its:	Chief Executive Officer

LIGHTYEAR PBI HOLDINGS, LLC

By:	/s/ Timothy Kacani

Name:	Timothy Kacani
Its:	Chief Financial Officer

EXHIBIT A

DEFINITIONS

          “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is controlled by or is under common Control with, such specified Person, for so long as such Person remains so associated to the specified Person.

          “Assets” means assets of every kind and everything that is or may be available for the payment of liabilities (whether inchoate, tangible or intangible), including real and personal property.

          “Board of Directors” or “Board” shall mean the Board of Directors of Company.

          “Common Stock” means the common stock no par value, of Company.

          “Control” means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise).

          “Encumbrance” means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, Agreement, claim or equity of any kind.

          “Exchange Agreement” means this Exchange Agreement, including all Exhibits hereto.

          “Exhibit” means an exhibit attached to the Exchange Agreement.

          “GAAP” means Generally Accepted Accounting Principles in the United States.

          “Governmental Authority” means any federal, state, provincial, local or foreign court, government department, agency, board, commission, regulatory authority or other governmental body or instrumentality.

          “Material Adverse Effect” means any event, circumstance, occurrence, fact, condition, change or effect that could reasonably be expected to be materially adverse to (i) the business, operations, results of operations, condition (financial or otherwise), prospects, properties, assets or liabilities of the PBiz Companies taken as a whole or (ii) the ability of Company to consummate the transactions contemplated hereby.

          “Permitted Encumbrance” means (i) tax liens with respect to taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP; (ii) deposits or pledges made in connection with, or to secure payment of, utilities or similar services, workers’ compensation, unemployment insurance, old age pensions or other social security obligations; (iii) mechanics’, materialmens’ or contractors’ liens or encumbrances or any similar lien or encumbrance created by statute for amounts not yet due and payable and (iv) easements, rights-of-way, restrictions and other similar charges and encumbrances not interfering with the ordinary course of business of Company.

          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

          “Section” means a Section (or a subsection) of the Exchange Agreement.

          “Securities Act” means the Securities Act of 1933, as amended, and all laws promulgated pursuant thereto or in connection therewith.

          Other Definitional Provisions:

          (a)          The words “herein”, “hereof”, “hereto” and “hereunder” and words of similar import, when used in this Exchange Agreement, shall refer to this Exchange Agreement as a whole and not to any particular provision of this Exchange Agreement.

          (b)          The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

          (c)          This Exchange Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

          (d)          Whenever the words “include”, “including” or “includes” appear in this Exchange Agreement, they shall be read to be followed by the words “without limitation” or words having similar import.

          (e)          Other terms may be defined elsewhere in the text of this Exchange Agreement and, unless otherwise indicated, shall have such meanings throughout this Exchange Agreement.

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